EXHIBIT (a)(77)

                             AMP - PRESENTATION
                                October 1998

                                 AMP OVERVIEW

SALES BY INDUSTRY                       SALES BY REGION

[PIE GRAPH SHOWING                      [PIE GRAPH SHOWING
SALES BY INDUSTRY]                      SALES BY REGION]

Consumer & Industrial          $1.6B    Americas                          50%
Automotive                     $1.5B    Europe                            30%
Telecom                        $1.5B    Asia/Pacific                      20%
Personal Computer              $1.0B


BUSINESSES

Electrical Connection Devices for
the Following Industries:                       STRENGTHS

o   Consumer & Industrial                 o    Leading Market Position
o   Telecommunications                    o    Global
o   Automotive                            o    Diverse Markets
o   Personal Computers                    o    Strong Technical Capabilities



1998 STATISTICS

Sales*                         $5.6B
Op. Margins*                    9.7%
EPS*                           $1.56
Market Cap                     ~6.5B

* Updated to include AMP's own forecast for 1998.

WORLD'S LEADING MANUFACTURER OF ELECTRICAL & ELECTRONIC CONNECTION DEVICES

                              AMP PERFORMANCE

[BAR GRAPH SHOWING SALES OF $3.1B,      [BAR GRAPH SHOWING 29,900 AND 46,500
$5.2B AND $5.6B FOR 1991, 1995 AND      EMPLOYEES IN 1991 AND 1998,
1998, RESPECTIVELY.]  [LINE GRAPH       RESPECTIVELY, AND SALES PER EMPLOYEE
SHOWING A 15.2% OPERATING MARGIN IN OF $105K AND $120K IN 1991 AND 1998, 1991 AS COMPARED TO A 9.7% OPERATING RESPECTIVELY.] [LINE GRAPH SHOWING A
MARGIN IN 1998.]                        2% CAGR FROM 1991 TO 1998.]




              ISSUES

o   High Cost Position                  [LINE GRAPH SHOWING EPS OF $1.22,
o   Exporting to Asia                   $1.38, $1.76, $1.76, $2.12, $1.89,
o   Price Degradation                   $2.13 AND $1.46 IN 1991, 1992, 1993,
o   Lack of Cost Reduction              1994, 1995, 1996, 1997 AND 1998
                                        (EXPECTED), RESPECTIVELY AND
                                        EMPHASIZING AMP'S ERRATIC EARNINGS.]

                  STRENGTHS NOT LEVERAGED; ERRATIC EARNINGS

                         AMP PERFORMANCE VS. PEERS

4 YEAR SALES GROWTH                     4 YEAR EPS CAGR
  (CAGR) (95-98)                            (95-98)

[BAR GRAPH SHOWING SALES GROWTH (CAGR)  [BAR GRAPH SHOWING EPS GROWTH FOR AMP
FOR AMP AND ITS COMPETITORS FOR THE 4   AND ITS COMPETITORS FOR THE 4 YEAR
YEAR PERIOD FROM 1995 TO 1998.]         PERIOD FROM 1995 TO 1998.]

Molex                            14%    Molex                             19%
Berg                             12%    Berg                              N/M
T&B                               9%    T&B                               14%
Amphenol                          7%    Amphenol                          25%
AMP                               9%    AMP                              (3%)


                                GROSS MARGIN
---------------------------------------------------------------------------

                            1994               1998E              CHANGE
                            ----               -----              ------
Molex                        42%                41%                 (1%)
Berg                         35%                36%                 +1%
T&B                          29%                32%                 +3%
Amphenol                     30%                31%                 +1%
AMP                          34%                30%                 (4%)


                             S, G, AND A/SALES
---------------------------------------------------------------------------

                            1994               1998E              CHANGE
                            ----               -----              ------
Molex                        26%                19%                 +7%
Berg                         25%                21%                 +4%
T&B                          16%                16%                  -
Amphenol                     15%                14%                 +1%
AMP                          18%                21%                 (3%)


                           AMP HAS UNDERPERFORMED

                               AMP CASH FLOW

        CAPITAL SPENDING/SALES                 OPERATING MARGIN DECLINE

[BAR GRAPH SHOWING CAPITAL              [BAR GRAPH SHOWING OPERATING MARGINS
SPENDING/SALES AS 10%, 11%, 14%, 11%    OF 16.1%, 14.7%, 12.1%, 12.9% AND 9.7%
AND 8% OF AMP'S CASH FLOW IN 1993,      IN 1994, 1995, 1996, 1997 AND 1998
1994, 1995, 1996 AND 1997,              (EXPECTED), RESPECTIVELY.]
RESPECTIVELY.]


         WORKING CAPITAL TURNS          OPERATING CASH FLOW/CAPITAL INVESTMENT
                                             RETURN ON INCREMENTAL CAPITAL

[LINE GRAPH SHOWING WORKING CAPITAL     [BAR GRAPH SHOWING AMP'S RETURNS ON
TURNS OF 4.4 AND 4.0 FOR AMP IN 1993    INCREMENTAL CAPITAL OF 43%, 16%, 6%
AND 1997, RESPECTIVELY, AND 4.0 AND     AND (1%) IN 1994, 1995, 1996 AND 1997,
5.0 AS THE INDUSTRY AVERAGE IN 1993     RESPECTIVELY.]
AND 1997, RESPECTIVELY.]

                  BY ANY MEASURE, AMP'S CASH FLOW IS WEAK

                        AMP ORGANIZATIONAL STRUCTURE

                  OLD                                     NEW

                  CEO                                     CEO
        CFO          Europe/Middle East  Global Operations      Technology

  Human Resources     Global Business     Global Industry     Administration
                                            Businesses

 Global Succession         Global        Regional Business         Legal
                        Competencies        Development

     Americas         AMP Technology    Regional Sales &     Human Resources
                                           Country Mgt.

    Asia Pacific       Communication          Finance          Communication

   Public Affairs        Strategy &
                        Development

             WHAT'S CHANGED? STILL COMPLEX AND NON-ACCOUNTABLE

                       AMP MANUFACTURING DEFICIENCIES

                            NOT INDUSTRY FOCUSED

            TOO MANY INTER-PLANT SHIPMENTS (NOT SELF CONTAINED)

                            TOO MANY FACILITIES

                         TOO LITTLE ASIAN CAPACITY

                      STILL EXPORTING PRODUCTS TO ASIA


             A 1970'S STRUCTURE TRYING TO COMPETE IN THE 1990'S

                             AMP's PROJECTIONS

[BAR GRAPH SHOWING AMP's OWN PROJECTED EPS OF $1.35, $1.22, $1.38, $1.41, $1.76, $1.96, $1.31 AND $2.08 IN 1990, 1991, 1992, 1993, 1994, 1995, 1996
AND 1997, RESPECTIVELY, AND PROJECTED EPS OF $1.56, $2.30 AND $3.00 IN 1998, 1999 AND 2000, RESPECTIVELY. BAR GRAPH ALSO HIGHLIGHTS A 2% CAGR IN EPS FOR THE PERIOD FROM 1990 THROUGH 1998, AND A 53% AND 30% CAGR IN EPS FOR 1999 AND 2000, RESPECTIVELY.]

A 2% CAGR IN EPS SINCE 1990, PROJECTING TO DOUBLE EPS BY 2000?

                     AMP'S PROFIT IMPROVEMENT VALUATION

           AMP'S PROJECTION                          PRESENT VALUE
--------------------------------------
[BAR GRAPH SHOWING AMP'S OWN            [BAR GRAPH SHOWING THE PRESENT VALUE
PROJECTIONS FOR ITS EPS OF $1.56,       OF AMP SHARES (1) AT $40 PER SHARE
$2.30 AND $3.00 FOR 1998, 1999 AND      BASED ON AMP'S PROJECTED EPS FOR 1999
2000, RESPECTIVELY.]                    AND USING A FORWARD 18 x P/E MULTIPLE
                                        AND (2) AT $45 PER SHARE BASED ON
                                        AMP'S PROJECTED EPS FOR 2000 AND USING
                                        A FORWARD 18 x P/E MULTIPLE.]


    FIRST CALL ANALYST EXPECTATIONS                  PRESENT VALUE
--------------------------------------

[BAR GRAPH SHOWING FIRST CALL ANALYST   [BAR GRAPH SHOWING THE PRESENT VALUE
EXPECTATIONS FOR AMP'S EPS OF $1.56,    OF AMP SHARES (1) AT $34 PER SHARE
$1.96 AND $2.65 FOR 1998, 1999 AND      BASED ON ANALYSTS' PROJECTED EPS FOR
2000, RESPECTIVELY.]                    1999 AND USING A FORWARD 18 x P/E
                                        MULTIPLE AND (2) AT $40 PER SHARE BASED
                                        ON ANALYSTS' PROJECTED EPS FOR 2000
                                        AND USING A FORWARD 18 x P/E MULTIPLE.]

                  AMP'S PROFIT IMPROVEMENT PLAN FALLS SHORT

                          AMP'S FAILED PROJECTIONS

        1993                1994               1996                1998
    VISION 2000          FORECASTS         RESTRUCTURING       RESTRUCTURING
     SALES $10B            18-20%              $195M           FORECAST 17%
      BY 2000             MARGINS             CHARGE          MARGIN FOR 2001

  [ARROW POINTING     [ARROW POINTING     [ARROW POINTING     [ARROW POINTING
     DOWNWARD]           DOWNWARD]           DOWNWARD]           DOWNWARD]

[LINE GRAPH SHOWING SALES OF $3.4B, $4.0B, $5.2B, $5.5B, $5.7B AND $5.6B AND OPERATING MARGINS OF 15.2%, 16.1%, 14.7%, 12.1%, 12.9% AND 9.7% IN 1993, 1994,
1995, 1996, 1997 AND 1998 (EXPECTED), RESPECTIVELY.]

                         NOT LIVING UP TO PROMISES

               AMP'S Failure To Meet Wall Street Expectations





[LINE GRAPH SHOWING ANALYST CONSENSUS ESTIMATES (CONT. OPS.) OF $2.34 IN THE FIRST QUARTER OF 1995, A GRADUAL DECLINE IN ANALYST CONSENSUS ESTIMATES (CONT. OPS.) OVER 1995 AND 1996 AND ANALYST CONSENSUS ESTIMATES (CONT. OPS.) OF $1.89 IN THE FOURTH QUARTER OF 1996.] [LINE GRAPH SHOWING ANALYST CONSENSUS ESTIMATES (CONT. OPS.) OF $2.72 IN THE FIRST QUARTER OF 1996, A GRADUAL DECLINE IN ANALYST CONSENSUS ESTIMATES (CONT. OPS.) OVER 1996 AND 1997 AND ANALYST CONSENSUS ESTIMATES (CONT. OPS.) OF $2.13 IN THE FOURTH QUARTER OF 1997.] [LINE GRAPH SHOWING ANALYST CONSENSUS ESTIMATES (CONT. OPS.) OF $2.78 IN THE FIRST QUARTER OF 1997, A GRADUAL DECLINE IN ANALYST CONSENSUS ESTIMATES (CONT. OPS.) OVER 1997 AND THE FIRST THREE QUARTERS OF 1998, AND ANALYST CONSENSUS ESTIMATES (CONT. OPS.) OF $1.56 IN THE THIRD QUARTER OF 1998.]

                 AMP Repeatedly Fails to Meet Expectations

                               BERG VALUATION


          Berg Financial Summary                  AMP Financial Summary
          ----------------------                  ---------------------

Enterprise Value           $1.85B          Enterprise Value       $10.2B

                         Multiples                               Multiples
                         ---------                               ---------

                       '98         '99                          '98       '99
                       ---         ---                          ---       ---
Price/Sales           2.2X        1.9X     Price/Sales         1.9X      1.9X
Price/EBITDA         10.6X        8.9X     Price/EBITDA       11.0X      8.6X
Price/EBIT           17.5X       14.9X     Price/EBIT         19.0X     14.2X


              Framatone's Price for Berg Confirms ALD's Price

                               AMP's Promise

                              Net Income        # Of Shares       E.P.S.
                              ----------        -----------       ------

1999 Consensus Earnings       $427M             218M              $1.96

Predicted Trading Price       $1.96 X 18P/E* = $35/Share

* AMP's average forward multiple since 1995



                                 Valuation

ALD Tender                    13% X $55.00 = $7.70

Amp Tender                    14% X $55.00 = $7.70          $39 Per Share

Residual                      73% X $35.28 = $25.75

AMP's Self Tender Falls Considerably Short of $44.50

                           Who Should You Trust?

              ALD Effort                               AMP Board
              ----------                               ---------
o   Sent Letter Proposing Merger            o   No Response

o   Launched $44.50, All Shares Cash        o   Appointed New CEO
    Tender Offer

o   Initiated Consent Solicitation          o   Amended Poison Pill

o   Offered To Purchase 18% Of Shares       o   Amended Pill To Reduce
    At $44.50                                   Poison Pill Trigger

o   Introduced Shareowners Rights           o   Amended Pill To Non Redeemable-
    Proposal To Remove Pill                     Non Amendable

o   Offered To Purchase 9% Of Shares        o   Initiated Legislative and Legal
    At $44.50                                   Action To Remove ALD Consent
                                                Efforts

o   Purchased 9% Of AMP                     o   Initiated Contingent Tender
                                                Offer


              AMP Board Is Acting In Its Interests; Not Yours

                              ALD Offer For AMP

       $44.50             S&P 500             NASDAQ              $44.50
        +55%               (12%)               (19%)               +??%
      Premium                                                     Premium
       $28.62        [ARROWS POINTING DOWNWARD INDICATING           $??
    Aug. 3, 1998                DECLINE]                       Oct. 9, 1998

                       Issues As Of October 15, 1998
                       -----------------------------

o   Weakening Asia Economy               o  AMP Takes On Significant Debt

o   World Economy Trending Toward        o  Slowing Electronics Industry
    Recession

o   Currency Devaluations                o  Credit & Equity Markets In Turmoil

          Original 55% Premium Offer Now Worth Substantially More

                              CONSENT PROCESS

o     October 15, 1998 Record Date

o     Returning of Written Consents To ALD By October 23rd Will Hasten the
      Process

o As Soon As Consents Are Received From 50% of Shares They Can Be Presented To AMP For Review By The Inspector Of Elections



           A Simple Process For You That Can Produce Big Results

                           WHY CONSENT IMMEDIATELY?



o    Prospect Of ALD Controlling Board Likely To Lead to Near-Term Sale of
     Company

o The AMP Board "Down Payment" Could Strangle The Company With Onerous Debt And Will Not Produce Value Equal To ALD's Offer

o    Global Economy Weakening

o    Equity And Credit Markets Uncertain

o    AMP Management Has Committed Itself To Renew Legislative Efforts



                      AMP CONTINUES TO ENTRENCH ITSELF

o     Given More Time, Who Knows What AMP Management Will Do Next

o ALD, If Allowed To Take Control Of The Board, Is Committed to Protect Its $900M Investment And Deliver Value To AMP Shareholders

o     ALD Meets Its Commitments

o     You Can't Lose By Consenting



ALD Has Demonstrated Its Commitment; Now It's Your Turn

                CERTAIN INFORMATION CONCERNING PARTICIPANTS

     AlliedSignal Inc. ("AlliedSignal"), PMA Acquisition Corporation ("Acquisition Subsidiary") and certain other persons named below may solicit the consent of shareholders (a) to elect seventeen nominees (the "Nominees") as directors of AMP Incorporated ("AMP") pursuant to a shareholder action by written consent (the "Consent Solicitation") and (b) in favor of the adoption of five proposals to amend the By-laws of AMP. The participants in this solicitation may include the directors of AlliedSignal (Hans W. Becherer, Lawrence A. Bossidy (Chairman of the Board and Chief Executive Officer), Ann M. Fudge, Paul X. Kelley, Robert P. Luciano, Robert
B. Palmer, Russell E. Palmer, Frederic M. Poses (President and Chief Operating Officer), Ivan G. Seidenberg, Andrew C. Sigler, John R. Stafford, Thomas P. Stafford, Robert C. Winters and Henry T. Yang), each of whom is a Nominee; and the following executive officers and employees of
AlliedSignal: Peter M. Kreindler (Senior Vice President, General Counsel and Secretary), Donald J. Redlinger (Senior Vice President - Human Resources and Communications), and Richard F. Wallman (Senior Vice President and Chief Financial Officer), each of whom is a Nominee, and Terrence L. Carlson (Deputy General Counsel) Robert F. Friel (Vice President and Treasurer), John W. Gamble, Jr. (Assistant Treasurer), Mark
E. Greenberg (Vice President, Communications), John L. Stauch (Director, Investor Relations), Robert J. Buckley (Manager, Investor Relations), G. Peter D'Aloia (Vice President, Planning & Development) Mary Elizabeth Pratt (Manager, Investor Relations), and James V. Gelly (Vice President, Finance, Aerospace Marketing, Sales & Service).

     As of the date of this communication, AlliedSignal is the beneficial owner of 100 shares of Common Stock without par value of AMP. Mr. Greenberg is the beneficial owner of 100 shares of Common Stock of AMP. Other than set forth herein, as of the date of this communication, neither AlliedSignal, Acquisition Subsidiary nor any of their respective directors, executive officers or other representatives or employees of AlliedSignal, any Nominees or other persons known to AlliedSignal who may solicit proxies has any security holdings in AMP. AlliedSignal disclaims beneficial ownership of any securities of AMP held by any pension plan or other employee benefits plan of AlliedSignal or by any affiliate of AlliedSignal.

     Although neither Lazard Freres & Co. LLC ("Lazard Freres") nor Goldman, Sachs & Co. ("Goldman Sachs"), the financial advisors to AlliedSignal, admits that it or any of its members, partners, directors, officers, employees or affiliates is a "participant" as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission, or that Schedule 14A requires the disclosure of certain information concerning Lazard Freres or Goldman Sachs, Steven J. Golub and Mark T. McMaster (each a Managing Director) and Yasushi Hatakeyama (a Director) of Lazard Freres, and Robert S. Harrison and Wayne
L. Moore (each a Managing Director) and Peter Gross and Peter Labbat (each a Vice President) of Goldman Sachs, may assist AlliedSignal in the solicitation of consents of shareholders. Both Lazard Freres and Goldman Sachs engage in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of its business Lazard Freres and Goldman Sachs may trade securities of AMP for its own account and the accounts of its customers, and accordingly, may at any time hold a long or short position in such securities. Lazard Freres has informed AlliedSignal that as of August 6, 1998, Lazard Freres held a net long position of approximately 20,861 shares of Common Stock of AMP, and Goldman Sachs has informed AlliedSignal that as of August 7, 1998, Goldman Sachs held a net long position of approximately 800,000 shares of Common Stock of AMP.

     Except as disclosed above, to the knowledge of AlliedSignal, none of AlliedSignal, the directors or executive officers of AlliedSignal, the employees or other representatives of AlliedSignal or the Nominees named above has any interest, direct or indirect, by security holdings or otherwise, in AMP.

                                    ###